                                                                    EXHIBIT (5)


[HASKELL SLAUGHTER & YOUNG L.L.C.
 LETTERHEAD]


                                         November 26, 1996



MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244-2331



Re:     Registration Statement on Form S-8 - MedPartners, Inc.
                                             Employee Stock Purchase Plan

                                        Our File No. 48367-066

Gentlemen:

        We have served as counsel for MedPartners, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 5,000,000 shares (the "Shares") of the Company's authorized Common Stock, par value $.001 per share, to be issued to participants in the MedPartners, Inc. Employee Stock Purchase Plan (the "Plan") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

        In connection with this opinion, we have examined and are familiar with originals or copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and issuance of the Shares and the authorization and adoption of the Plan as we have deemed necessary and appropriate.

        Based upon the foregoing, and having regard for such legal considerations as we have

MedPartners, Inc.
November 26, 1996
Page 2





deemed relevant, it is our opinion that:

        1.     The Shares have been duly authorized.

        2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Plan, the Shares will be legally issued, fully paid and nonassessable.

        We do hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                        Very truly yours,

                                        HASKELL SLAUGHTER & YOUNG, L.L.C.


                                        By  /s/ Robert E. Lee Garner
                                          ------------------------------
                                                Robert E. Lee Garner